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                        SUBSIDIARIES

239 Greenwich Associates, L.P.

Acadia Realty Limited Partnership

Acadia G.O. Limited Partnership
Acadia Merrillville Realty, L.P.
Acadia Property Holdings, LLC
Acadia Town Line, LLC

Blackman Fifty Realty Corp.
Blackman Fifty, L.P.

Greenbelt Realty Corp.

Mark Manahawkin Realty Corp.
Mark Manahawkin, L.P.

Mark 25th Street Realty Corp.
Mark 25th Street, L.P.

Mark Shillington Realty Corp.
Mark Shillington, L.P.

Mark Berlin Realty Corp.
Mark Berlin, L.P.

Mark Four Realty Corp.
Mark Four Realty, L.P.

Mark Kings Fairground Realty Inc.
Mark Kings Fairground, L.P.

Mark M.P.N.M. Realty Inc.
Mark M.P.N.M., L.P.

Mark Martintown Realty Inc.
Mark Martintown, L.P.

Mark New Smyrna Realty Inc.
Mark New Smyrna, L.P.

Mark Northwood Realty Inc.
Mark Northwood Associates, L.P.

Mark Park Plaza Realty Inc.
Mark Park Plaza, L.P.

Mark Plaza Fifty Realty Corp.
Mark Plaza Fifty, L.P.

Mark Shillington Realty Corp.
Mark Shillington, L.P.


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                    SUBSIDIARIES, continued


Mark Three Realty Corp.
Mark Three Realty, L.P.

Mark Troy Realty Inc.
Mark Troy, L.P.

Marley Oakwood Properties, Inc.

New Castle Fifty Realty Corp.
Mark Twelve Associates, L.P.

Port Bay Associates, LLC
RD Soundview Associates, L.P.

RD Abington Associates, L.P.

RD Absecon Associates, L.P.
RD Absecon, Inc.

RD Bloomfield Associates, L.P.

RD Branch Associates, L.P.

RD Columbia Associates, L.P.

RD Elmwood Associates, L.P.

RD Hobson Associates, L.P.

RD Methuen Associates, L.P.

RD Smithtown Associates, LLC

RD Village Associates, L.P.

RD Whitegate Associates, L.P.

RD Woonsocket Associates, L.P.

Wesmark Fifty Realty Corp.

Wesmark Fifty, L.P.